Exhibit 16.1

GRANT THORNTON LLP	July 1, 2025
1100 Peachtree St. NE, Suite 1400
Atlanta, GA 30309

D +1 404 330 2000	U.S. Securities and Exchange Commission
F +1 404 475 0107	Office of Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: TRUBRIDGE, INC.
File No. 001-41992

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of TRUBRIDGE, INC. dated July 1, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.